        As filed with the Securities and Exchange Commission on January 26, 2001
                                                   Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                NIKU CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                             77-0473454
 (State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                                NIKU CORPORATION
                                 305 MAIN STREET
                         REDWOOD CITY, CALIFORNIA 94063
          (Address of Principal Executive Offices, including Zip Code)

                   NIKU CORPORATION 2000 EQUITY INCENTIVE PLAN
               NIKU CORPORATION 2000 EMPLOYEE STOCK PURCHASE PLAN
                           (Full Titles of the Plans)

                                 FARZAD DIBACHI
                             CHIEF EXECUTIVE OFFICER
                                NIKU CORPORATION
                                 305 MAIN STREET
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 298-4600
            (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:

                             Jeffrey R. Vetter, Esq.
                            Pamela A. Sergeeff, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

============================================ =============== ====================== ====================== ===============
                                                 AMOUNT        PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED          TO BE          OFFERING PRICE            AGGREGATE         REGISTRATION
                                               REGISTERED          PER SHARE           OFFERING PRICE           FEE
-------------------------------------------- --------------- ---------------------- ---------------------- ---------------
Common Stock, $0.0001 par value per share    3,835,131 (1)         $7.625 (3)         $29,242,873.87 (3)      $7,310.72

Common Stock, $0.0001 par value per share      767,026 (2)         $6.481 (3)          $4,971,287.26 (3)      $1,242.82

               TOTAL                         4,602,157                                                        $8,553.54
============================================ =============== ====================== ====================== ===============

(1) Represents shares automatically reserved on January 1, 2001 for issuance upon exercise of options granted under the Registrant's 2000 Equity Incentive Plan equal to 5% of the Registrant's outstanding shares of common stock as of December 31, 2000. Shares issuable upon exercise of the options granted under the 2000 Equity Incentive Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on February 29, 2000 (Registration No. 333-31318).

(2) Represents shares automatically reserved on January 1, 2001 for issuance upon exercise of options granted under the Registrant's 2000 Employee Stock Purchase Plan equal to 1% of the Registrant's outstanding shares of common stock as of December 31, 2000. Shares issuable upon exercise of the options granted under the 2000 Employee Stock Purchase Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on February 29, 2000 (Registration No. 333-31318).

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on the Nasdaq National Market on January 22, 2001. In the case of the 2000 Employee Stock Purchase Plan, this amount is multiplied by 85%, which is the price per share applicable to purchases under such plan.

                INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

     Pursuant to the General Instructions for E of Form S-8, Niku is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to include an additional 3,835,131 shares under Niku's 2000 Equity Incentive Plan and an additional 767,026 shares under Niku's 2000 Employee Stock Purchase Plan. Pursuant to such Instruction E, the contents of the Registrant's Form S-8 Registration Statement No. 333-31318 filed with the Commission on February 29, 2000 is hereby incorporated by reference.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 25th day of January, 2001.

                                       NIKU CORPORATION

                                       By: /s/ FARZAD DIBACHI
                                           --------------------------------
                                           Niku Corporation
                                           Chief Executive Officer and
                                           Chairman of the Board


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the next page constitutes and appoints Farzad Dibachi, Joshua Pickus, Mark Nelson and John Danforth, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                SIGNATURE                                            TITLE                                      DATE
                ---------                                            -----                                      ----
/s/ Farzad Dibachi                                   Chief Executive Officer and Chairman                 January 25, 2001
--------------------------------------------         of the Board (Principal Executive Officer)
               FARZAD DIBACHI

/s/ Mark Nelson                                      Chief Financial Officer (Principal Financial         January 25, 2001
--------------------------------------------         Officer and Principal Accounting Officer)
                 MARK NELSON

                                                     Director                                             January __, 2001
--------------------------------------------
               TERENCE GARNETT

/s/ Frank Gill                                       Director                                             January 25, 2001
--------------------------------------------
                 FRANK GILL

                                                     Director                                             January __, 2001
--------------------------------------------
              WILLIAM RADUCHEL

/s/ Maynard Webb                                     Director                                             January 25, 2001
--------------------------------------------
                MAYNARD WEBB

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


                                  EXHIBIT INDEX

   Exhibit
   Number                                       Exhibit Title
   -------                                      -------------
    5.01       Opinion of Fenwick & West LLP regarding legality of the securities being registered.
   23.01       Consent of Fenwick & West LLP (included in Exhibit 5.01).
   23.02       Consent of KPMG LLP, independent auditors
   23.03       Consent of PricewaterhouseCoopers LLP, independent auditors.
   24.01       Power of Attorney (see page 2).


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